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                                                                    Exhibit 5.1

                                ATER WYNNE LLP
                         222 S.W. Columbia, Suite 1800
                            Portland, Oregon 97201
                             (503)226-1191 (phone)
                              (503)226-0079 (fax)

                               December 10, 2001

Board of Directors
FLIR Systems, Inc.
16505 S.W. 72nd Avenue
Portland, Oregon 97224

Ladies and Gentlemen:

In connection with the public offering of up to 1,500,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of FLIR Systems, Inc., an Oregon corporation (the "Company"), under the Registration Statement on Form S-3 (the "Registration Statement") and the proposed sale of the Common Stock pursuant to the terms of an underwriting agreement (the "Underwriting Agreement") to be entered into by and among the Company, a shareholder of the Company and JPMorgan Securities Inc., Banc of America Securities LLC and Needham & Company, Inc., as representatives of the several underwriters, we have examined such corporate records, certificates of public officials and officers of the Company and other documents as we have considered necessary or proper for the purpose of this opinion.

Based on the foregoing and having regard to legal issues which we deem relevant, it is our opinion that the shares of Common Stock to be sold pursuant to the Underwriting Agreement, when such shares have been delivered against payment therefor as contemplated by the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required to be filed pursuant to Section 7 of the Securities Act of 1933, as amended, or the rules thereunder.

                                          Very truly yours,

                                                   /s/ ATER WYNNE LLP
                                          _____________________________________
                                                     Ater Wynne LLP